                    (COMMUNITY SHORES BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT COMMUNITY SHORES BANK CORPORATION:
     Heather D. Brolick             Tracey Welsh
     President and CEO              Senior Vice President and CFO
     1-231-780-1845                 1-231-780-1847
     hbrolick@communityshores.com   twelsh@communityshores.com

         COMMUNITY SHORES REPORTS FY 2006 EARNINGS OF $0.89 PER DILUTED
                              SHARE, UP 8.5 PERCENT

MUSKEGON, Mich. -- January 29, 2007 -- Community Shores Bank Corporation (Nasdaq: CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported fiscal year 2006 net income of $1.3 million, or $0.89 per diluted share, compared with net income of $1.2 million, or $0.82 per diluted share, earned in fiscal year 2005, an increase of 8.5 percent. Results reflect strong commercial loan growth and fee income earned on the sale of small business loans, partially offset by a decline in the net interest margin and a higher level of net charge-offs.

For the fourth quarter of 2006, the Company reported net income of $246,600, up
107.7 percent compared with $119,000 reported in the fourth quarter of 2005. Diluted earnings per share were $0.17 compared with $0.08 reported for the prior-year period, an increase of 112.5 percent. Results for fourth quarter 2006 include expenses associated with the Company's fourth branch office, which opened in November of 2006; fourth quarter 2005 results reflect the significant loan loss provision taken to address credit quality issues that had emerged in last year's fourth quarter.

Heather D. Brolick, President and CEO, commented, "In what was a challenging year for the banking industry, we reported a respectable increase in earnings. We had good asset growth, and good results from our small business administration lending initiatives. However, further softening of the state's economic environment has slowly seeped into West Michigan. New business start-ups have slowed, and competition has increased. Facing these issues, we continue to rely upon our trademark service and strong customer relationships to retain and attract business and offset pressure on yields."

Total revenue, consisting of net interest income and non-interest income, was $10.0 million for 2006, an increase of 6.1 percent above the $9.4 million revenue reported for the prior fiscal year. Net interest income increased 3.9 percent to $8.5 million, reflecting a 7.8 percent increase in average earning assets, partially offset by an 11 basis point decline in net interest margin, to 3.89 percent.

Non-interest income for fiscal year 2006 was $1.5 million compared with $1.3 million for the previous year, an increase of $254,000 or 20.1 percent; $188,000 of the improvement was derived from gains on the sale of loans, most of which are SBA-affiliated. Ms. Brolick continued, "We hired the U.S. Small Business Administration's Michigan Financial Services Champion for 2006, and made guaranteed small business lending a top priority within our organization. As a result of our aggressive approach to this business line, we are now Muskegon's leading SBA lender, surpassing the efforts of many larger banks in our market."

For the fourth quarter of 2006, net interest income increased 0.6 percent, remaining essentially unchanged from the $2.1 million reported for the prior-year fourth quarter. Non-interest income increased 12.1 percent to $380,000, primarily as a result of a $69,000 gain on the sale of SBA loans.

Non-interest expense was $7.4 million for fiscal year 2006, up $605,000, or 8.9%, from $6.8 million in 2005; for the fourth quarter of 2006, non-interest expense was $2.0 million, up 9.2 percent from the year-ago quarter. The Company invested heavily in infrastructure expansion during 2006, adding one new office, with construction in progress on replacement facilities for two branches where growth has outpaced functionality. Ms. Brolick continued, "Community Shores is Muskegon's only locally headquartered community bank. The board of directors believes it imperative that we establish a solid footprint within our market area to service our existing customer base with a convenient network of well-designed branches; this should also discourage the entry of competitors into our market." Community Shores added eleven FTE employees in 2006 to staff the expansion, with salaries accounting for $201,000 of the increased spending. The remaining $404,000 was spent on occupancy, furniture, advertising and other expenses associated with expansion initiatives. Ms. Brolick added, "This past year we focused on investment in people and infrastructure; we look to 2007 for this investment to begin generating higher levels of revenue, which should improve efficiency levels going forward."

Assets at December 31, 2006 totaled $247.0 million, up $24.8 million or 11.2 percent, compared with $222.2 million at prior year-end. Earning assets grew $19.5 million, or 9.1% over 2005 with loans increasing $15.0 million or 7.8%. Growth in earning assets was primarily funded by a $23.8 million, or 12.5 percent increase in deposits to $214.3 million for the 2006 12-month period.

Net loan charge offs for FY 2006 were $785K, equivalent to 0.40% of average loans, compared to $280K or 0.15% of average loans for the prior year. According to Ms. Brolick, "We have worked through the large problem credits that surfaced in the fourth quarter of last year, and do not see any one thing of the same magnitude on the horizon. We consider high credit quality to be a core value at our bank, and we believe our underwriting and administration procedures are sound."

Shareholders' equity totaled $16.1 million at December 31, 2006, up $14.5 million from twelve months ago. Tier I capital was 6.60 percent for the fiscal year 2006 period, relatively unchanged from the 6.62 percent reported for the prior year. Shares outstanding at period-end were 1,466,800. Ms. Brolick concluded, "We continue to see healthy pockets of business expansion in our markets. We depend on our extensive knowledge of local markets, combined with an ongoing stream of business opportunities from our existing customer base, to fill our loan pipeline. We anticipate that we will achieve a comparable level of growth into 2007."

ABOUT THE COMPANY

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January 1999, and has grown to $247 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                       QUARTERLY                               YEAR TO DATE
                                              ----------------------------------------------------------  ----------------------
                                                 2006        2006        2006        2006        2005
(dollars in thousands except per share data)    4TH QTR     3RD QTR     2ND QTR     1ST QTR     4TH QTR      2006        2005
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
EARNINGS
   Net interest income                             2,126       2,164       2,113       2,075       2,114       8,478       8,161
   Provision for loan and lease losses               202         217         224          78         508         721         854
   Noninterest income                                380         461         356         320         339       1,517       1,263
   Noninterest expense                             1,958       1,886       1,755       1,792       1,793       7,391       6,785
   Pre tax income                                    346         522         491         525         153       1,884       1,785
   Net Income                                        247         363         342         364         119       1,315       1,213
   Basic earnings per share                   $     0.17  $     0.25  $     0.24  $     0.25  $     0.08  $     0.91  $     0.85
   Diluted earnings per share                 $     0.17  $     0.25  $     0.23  $     0.25  $     0.08  $     0.89  $     0.82
   Average shares outstanding                  1,466,800   1,449,191   1,436,800   1,436,800   1,436,800   1,447,485   1,434,185
   Average diluted shares outstanding          1,489,014   1,476,876   1,461,201   1,474,279   1,482,431   1,478,168   1,471,939
PERFORMANCE RATIOS
   Return on average assets                         0.41%       0.62%       0.60%       0.64%       0.22%       0.57%       0.57%
   Return on average common equity                  6.16%       9.33%       9.11%       9.89%       3.28%       8.59%       8.63%
   Net interest margin                              3.80%       3.94%       3.94%       3.85%       4.05%       3.89%       4.00%
   Efficiency ratio                                78.13%      71.84%      71.08%      74.82%      73.09%      73.94%      72.00%
   Full-time equivalent employees                     72          66          63          63          61          72          61
CAPITAL
   End of period equity to assets                   6.53%       6.66%       6.38%       6.57%       6.53%       6.53%       6.53%
   Tier 1 capital to end of period assets           6.60%       6.74%       6.51%       6.70%       6.62%       6.60%       6.62%
   Book value per share                       $    10.99  $    10.82  $    10.52  $    10.29  $    10.09  $    10.99  $    10.09
ASSET QUALITY
   Gross loan charge-offs                            205         112         120         405          95         842         318
   Net loan charge-offs                              200         107          94         384          89         785         280
   Net loan charge-offs to avg loans
      (annualized)                                  0.39%       0.21%       0.19%       0.81%       0.19%       0.40%       0.15%
   Allowance for loan and lease losses             2,549       2,547       2,437       2,307       2,613       2,549       2,613
   Allowance for losses to total loans              1.23%       1.24%       1.22%       1.20%       1.36%       1.23%       1.36%
   Past due and nonaccrual loans (90 days)         1,131       1,394       1,428       1,579       1,128       1,131       1,128
   Past due and nonaccrual loans to total
      loans                                         0.54%       0.68%       0.72%       0.82%       0.59%       0.54%       0.59%
   Other real estate and repossessed assets          419         123          58           4          22         419          22
END OF PERIOD BALANCES
   Loans                                         207,597     205,041     199,075     191,916     192,645     207,597     192,645
   Total earning assets                          231,712     223,902     223,447     215,305     212,262     231,712     212,262
   Total assets                                  246,981     238,377     236,677     225,079     222,166     246,981     222,166
   Deposits                                      214,282     205,456     205,175     194,572     190,451     214,282     190,451
   Shareholders' equity                           16,119      15,868      15,097      14,791      14,500      16,119      14,500
AVERAGE BALANCES
   Loans                                         206,365     202,432     195,783     189,698     191,170     198,626     184,691
   Total earning assets                          226,880     222,200     216,868     218,397     211,025     221,113     205,116
   Total assets                                  240,486     233,400     226,911     227,725     220,061     232,171     213,031
   Deposits                                      206,514     196,493     192,696     197,173     184,005     198,240     176,740
   Shareholders' equity                           16,035      15,569      15,034      14,716      14,530      15,310      14,053

                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                         THREE        THREE        TWELVE        TWELVE
                                                        MONTHS       MONTHS        MONTHS        MONTHS
                                                         ENDED        ENDED        ENDED         ENDED
                                                       12/31/06     12/31/05      12/31/06      12/31/05
                                                      ----------   ----------   -----------   -----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                 $4,149,122   $3,525,798   $15,617,761   $12,781,600
Securities (including FHLB dividends)                    185,892      182,127       727,173       694,420
Federal funds sold and other interest income              18,021        5,051       144,855        62,276
                                                      ----------   ----------   -----------   -----------
   Total interest income                               4,353,035    3,712,976    16,489,789    13,538,296
INTEREST EXPENSE
Deposits                                               1,993,615    1,358,655     7,044,480     4,530,508
Repurchase agreements and federal funds purchased
   and other debt                                         52,862       81,876       271,502       253,864
Federal Home Loan Bank advances and notes payable        180,536      158,067       695,864       592,956
                                                      ----------   ----------   -----------   -----------
   Total interest expense                              2,227,013    1,598,598     8,011,846     5,377,328
NET INTEREST INCOME                                    2,126,022    2,114,378     8,477,943     8,160,968
Provision for loan losses                                202,076      507,671       720,701       853,728
                                                      ----------   ----------   -----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES    1,923,946    1,606,707     7,757,242     7,307,240
Noninterest income
Service charges on deposit accounts                      222,044      259,056       955,488       929,258
Mortgage loan referral fees                                1,375        1,230         2,812         9,102
Gain on sale of loans                                     70,800        1,947       211,813        22,099
Loss on disposal of equipment                                  0            0          (124)       11,925
Other                                                     86,186       77,128       347,436       290,755
                                                      ----------   ----------   -----------   -----------
   Total noninterest income                              380,405      339,361     1,517,425     1,263,139
Noninterest expense
Salaries and employee benefits                         1,069,333    1,057,874     3,999,457     3,798,599
Occupancy                                                121,283       88,139       397,185       319,623
Furniture and equipment                                  123,196      110,600       434,519       384,070
Advertising                                               52,118       21,888       226,688       140,373
Data Processing                                           91,572       95,290       381,035       360,912
Professional services                                    115,127       78,625       539,521       475,153
Other                                                    385,731      340,969     1,412,193     1,306,541
                                                      ----------   ----------   -----------   -----------
   Total noninterest expense                           1,958,360    1,793,385     7,390,598     6,785,271
INCOME BEFORE INCOME TAXES                               345,991      152,683     1,884,069     1,785,108
Federal income tax expense                                99,410       33,970       568,757       572,427
                                                      ----------   ----------   -----------   -----------
NET INCOME                                            $  246,581   $  118,713   $ 1,315,312   $ 1,212,681
                                                      ==========   ==========   ===========   ===========
Weighted average shares outstanding                    1,466,800    1,436,800     1,447,485     1,434,185
                                                      ==========   ==========   ===========   ===========
Diluted average shares outstanding                     1,489,014    1,482,431     1,478,168     1,471,939
                                                      ==========   ==========   ===========   ===========
Basic income per share                                $     0.17   $     0.08   $      0.91   $      0.85
                                                      ==========   ==========   ===========   ===========
Diluted income per share                              $     0.17   $     0.08   $      0.89   $      0.82
                                                      ==========   ==========   ===========   ===========

                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

                                                               DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                   2006           2005           2004
                                                                (UNAUDITED)     (AUDITED)      (AUDITED)
                                                               ------------   ------------   ------------
ASSETS
Cash and due from financial institutions                       $  3,398,155   $  4,361,277   $  2,214,088
Interest-bearing deposits in other financial institutions            72,115         90,182        161,527
Federal funds sold                                                5,600,000        200,000              0
                                                               ------------   ------------   ------------
      Total cash and cash equivalents                             9,070,270      4,651,459      2,375,615
Securities
   Available for sale                                            13,184,437     13,983,933     16,530,818
   Held to maturity                                               5,257,835      4,918,499        399,523
                                                               ------------   ------------   ------------
      Total securities                                           18,442,272     18,902,432     16,930,341
Loans held for sale                                                 165,070             --             --
Loans                                                           207,432,376    192,644,742    171,451,202
Less: Allowance for loan losses                                   2,549,016      2,612,581      2,039,198
                                                               ------------   ------------   ------------
      Net loans                                                 204,883,360    190,032,161    169,412,004
Federal Home Loan Bank stock                                        404,100        425,000        425,000
Premises and equipment,net                                       10,958,821      5,922,886      2,542,997
Accrued interest receivable                                       1,249,680        994,219        734,707
Other assets                                                      1,807,258      1,238,194      1,081,944
                                                               ------------   ------------   ------------
      Total assets                                             $246,980,831   $222,166,351   $193,502,608
                                                               ============   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
      Non interest-bearing                                     $ 17,179,082   $ 16,564,735   $ 13,153,038
      Interest-bearing                                          197,103,330    173,886,366    145,667,485
                                                               ------------   ------------   ------------
         Total deposits                                         214,282,412    190,451,101    158,820,523
Federal funds purchased and repurchase agreements                 4,494,614      6,065,010      9,980,778
Federal Home Loan Bank advances                                   6,000,000      6,000,000      6,000,000
Subordinated debentures                                           4,500,000      4,500,000      4,500,000
Notes payable                                                       400,000              0              0
Accrued expenses and other liabilities                            1,185,180        650,329        801,975
                                                               ------------   ------------   ------------
      Total liabilities                                         230,862,206    207,666,440    180,103,276
Shareholders' Equity
   Common Stock, no par value: 9,000,000 shares authorized,
      1,466,800, 1,436,000, 1,430,000 issued at December 31,
      2006, 2005, and 2004 respectively                          13,274,098     12,998,670     12,922,314
   Retained earnings                                              3,027,774      1,712,462        499,781
   Accumulated other comprehensive deficit                         (183,247)      (211,221)       (22,763)
                                                               ------------   ------------   ------------
   Total shareholders' equity                                    16,118,625     14,499,911     13,399,332
                                                               ------------   ------------   ------------
   Total liabilities and shareholders' equity                  $246,980,831   $222,166,351   $193,502,608
                                                               ============   ============   ============